EXHIBIT 10.16

LEASE SUPPLEMENT (FIRST RENEWAL)

          LEASE SUPPLEMENT (FIRST RENEWAL) dated as of December 12, 2002 between US Bank Trust National Association, as successor trustee to Valley Bank of Nevada, not in its corporate capacity but solely as Owner Trustee (the “Lessor”), and SOUTHWEST GAS CORPORATION, a California Corporation (the “Lessee”).

INTRODUCTION

          Lessee and Lessor have heretofore entered into a Project Lease Agreement dated as of July 1, 1982 (herein, as heretofore or hereafter amended, modified or supplemented in accordance with the provisions thereof, the “Lease”).

          The Lease has been recorded on August 11, 1982 in Book 36, Page 435 under File No. 127089 in the office of the County Recorder of Pershing County, Nevada, and on November 12, 1982 in Book 1803, Page 406 under File No. 823985 in the office of the Counter Recorder of Washoe County, Nevada, and in Book 213, Page 857 under File No. 192481 in the office of the County Recorder of Churchill County, Nevada.

          On July 2, 2002, pursuant to clause (i) of Section 24(b) (Renewal Option) of the Lease, Lessee provided notice to Lessor of Lessee’s election to exercise its option to renew the Lease for one 2.5 year term, commencing on January 6, 2003 and ending on July 6, 2005, with semi-annual Project Rent for the Project equal to one half of the average amount of the semi-annual Project Rent paid by the Lessee during the Basic Term of the Lease.

          Pursuant to such election, the Lessor has requested that Lessee execute and deliver to the Lessor this Lease Supplement (First Renewal).

          Pursuant to Section 28 of the Lease, the Lessor has requested that Lessee cause a counterpart of this Lease Supplement (First Renewal) to be recorded and filed.

          NOW THEREFORE, in consideration of the premises and other and good and sufficient consideration, and pursuant to clause (i) of Section 24 (b) (Renewal Option) of the Lease, Lessor and Lessee hereby agree as follows:

          1.     The Term of the Lease of the Project is extended to include one 2.5 year renewal term, commencing on January 6, 2003 and ending on July 6, 2005 (the “First Renewal Term”).

          2.     The Rent Payment Dates during the First Renewal Term are January 6, 2003, July 6, 2003, January 6, 2004, July 6, 2004, and January 6, 2005.

          3.     The Lessee shall pay to Lessor in advance on each Rent Payment Date during the First Renewal Term semi-annual Project Rent in the amount of $1,668,644.57

(One Million, Six Hundred and Sixty-Eight Thousand, Six Hundred and Forty-Four Dollars and Fifty-Seven Cents).

          4.     The Stipulated Loss Value of the Facility during the renewal Term is equal to 20% of the Facility Cost and the Stipulated Loss Value of the Pipeline during the renewal Term is equal 20% of the Pipeline Cost.

          5.     This Lease Supplement (First Renewal) is supplemental to the Lease.  As supplemented by this Lease Supplement (First Renewal), the Lease is in all respects ratified, approved and confirmed, and the Lease and this Lease Supplement (First Renewal) shall together constitute one and the same instrument.

          6.     This Lease Supplement (First Renewal) is being executed in more than one counterpart, each of which shall be deemed an original, but all such counterparts together constitute but one and the same instrument.  To the extent, if any, that this Lease Supplement (First Renewal) constitutes chattel paper (as such term in defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement (First Renewal) may be created by the transfer or possession of any counterpart thereof other than the counterpart containing the receipt therefor executed by Owner Trustee on or immediately following the signature page thereof.

          7.     The Lessee represents that as of the date of this Lease Supplement (First Renewal) no Event of Default has occurred and is continuing.

          IN WITNESS WHEREOF, Lessee and Lessor have caused this Lease Supplement (First Renewal) to be duly executed and their corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized to be effective as of the day and year first above written.

LESSEE:

SOUTHWEST GAS CORPORATION

By:	/s/ JEFFREY W. SHAW

Name:	Jeffrey W. Shaw
Title:	Senior Vice President/Gas Resources and Pricing

LESSOR:

US BANK TRUST NATIONAL ASSOCIATION, as Owner Trustee

By:	/s/ JULIA HOMMEL

Name:	Julia Hommel
Title:	Assistant Vice President

RECEIVED BY US BANK TRUST NATIONAL ASSOCIATION, as Owner Trustee

Receipt Acknowledged

By:	/s/ JULIA HOMMEL

Name:	Julia Hommel
Title:	Assistant Vice President
Date:	December 16, 2002

The undersigned hereby authorizes and directs US Bank National Association, in its capacity as Owner Trustee as aforesaid, to enter into the foregoing instrument.

OWNER PARTICIPANT

PSEG RESOURCES INC.

By:	/s/ EILEEN A. MORAN

Name:	Eileen A. Moran
Title:	President